Exhibit 10.2

JUNIPER PHARMACEUTICALS, INC.

INDUCEMENT NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of the 20th day of July, 2016 (hereinafter called the “Date of Grant”), between Juniper Pharmaceuticals, Inc., a Delaware corporation (hereinafter called the “Company”), and Alicia Secor (hereinafter called the “Participant”), as a material inducement to Participant becoming a senior executive of the Company.

1. Non-Plan Grant; Incorporation of Terms of Plan. This nonqualified stock option (the “Option”) is made and granted as a stand-alone award, separate and apart from, and outside of, the Juniper Pharmaceuticals, Inc. 2015 Long-Term Incentive Plan, as amended from time to time (the “Plan”), and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option as though the Option had been granted under the Plan (including but not limited to the adjustment provision contained in Section 14 of the Plan), and the Option shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the Option shall not be counted for purposes of calculating the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan as set forth in Section 5(a) of the Plan or for purposes of calculating the Award Limited with respect to the Optionee under Section 5(a) of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control. Notwithstanding any other provision of this Agreement to the contrary, the Option is granted either by a majority of the Company’s independent directors or by the independent compensation committee of the Company’s board of directors within the meaning of NASDAQ Listing Rule 5605(a)(2).

2. Employment Inducement Grant. The Option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding stockholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the Option shall be interpreted in accordance with and consistent with such exemption.

3. Grant of the Option. In consideration of the mutual covenants hereinafter set forth, the Company hereby grants to the Participant the Option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 225,000 Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $__________ per Share (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

4. Vesting.

(a) The Option shall vest and become exercisable in accordance with the following schedule, if the Participant is employed by, or providing service to, the Company on such date:

First Anniversary of the Date of Grant	25%
Second Anniversary of the Date of Grant	25%
Third Anniversary of the Date of Grant	25%
Fourth Anniversary of the Date of Grant	25%

5. Exercise of Option.

(a) Period of Exercise. The Option shall have a term of seven years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. The Option shall automatically terminate upon the happening of the first of the following events:

(i)	one year following the date of the Participant’s separation from service due to death or Disability;

(ii)	three months following the date of the Participant’s separation from service with the Company without Cause; and

(iii)	the date of the Participant’s separation from service with the Company for Cause or by the Participant for any reason or due to the Participant’s death or Disability.

Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer shall immediately terminate.

(b) Method of Exercise.

(i) Subject to Section 6(c) of the Plan, the vested portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash, (ii) in the discretion of the Committee, by the delivery of Shares then owned by the Participant, (iii) in the discretion of the Committee, by directing the Company to withhold Shares otherwise deliverable upon exercise to satisfy the exercise price, (iv) in the discretion of the Committee, by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company in the amount of sale or loan proceeds to pay the exercise price as long as such transaction does not constitute an impermissible loan to an executive officer under Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002), or (v) by any other method the Committee may prescribe that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of an Option by delivery of Shares then owned by a Participant, providing the Company with a notarized statement attesting to the number of Shares owned, where upon verification by the Company, the Company would issue to the Participant only the number of incremental Shares to which the Participant is entitled upon exercise of the Option. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) In the event of the Participant’s death, the vested portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

6. Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) electing to have the Company withhold Shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld or (ii) the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the amount required to be withheld. However in no event will the amount of Shares withheld exceed the amount necessary to satisfy the required minimum statutory withholding.

7. Change of Control. Upon a Change of Control (as defined by the Plan), the terms of the Plan shall apply. Notwithstanding the foregoing, the Options granted hereby shall become immediately exercisable in full upon the occurrence of a Change of Control.

8. Option Recovery. If the Committee determines that the Participant (a) engaged in conduct that constituted Cause (as defined in the Plan) at any time prior to the Participant’s Termination of Services, (b) engaged in conduct during the one year period after the Participant’s Termination of Services that would have constituted Cause if the Participant had not ceased to provide services, or (c) violates the terms of any non-compete agreement, non-solicitation agreement, confidentiality agreement, or any other restriction on the Participant’s post-termination activities established under any agreement with the Company or other Company policy or arrangement during the one year after the Participant’s ceases to provide services to the Company, then (i) any Option held by the Participant shall immediately terminate without consideration and (ii) the Participant shall return any Shares received upon exercise of the Option or repay to the Company any proceeds received from the sale of other disposition of the Shares transferred pursuant to the Option less the Exercise Price. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture under this Section.

9. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant, and shall not be transferable otherwise than by will or the laws of descent and distribution.

11. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

12. No Right to Continued Employment. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Director or consultant of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant at any time, with or without Cause.

13. No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

14. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

15. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.

16. Broad Authority. By accepting this Agreement, the Participant agrees and acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest in the Option.

17. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the Option under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of the Option hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect).

19. Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.

Juniper Pharmaceuticals, Inc.

Name: James A. Geraghty Title: Chairman of the Board of Directors

Participant

Name: Alicia Secor